UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [✓]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement

[✓]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Rule 14a-12

US ECOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]	Fee paid previously with preliminary materials.
[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

US Ecology, Inc.

101 S. Capitol Blvd., Suite 1000

Boise, ID 83702

THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020.

The following Additional Information relates to the proxy statement (the “Proxy Statement”) of US Ecology, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s Annual Meeting of Stockholders to be held on Wednesday, June 3, 2020. These supplemental proxy materials are being filed with the SEC on May 22, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON JUNE 3, 2020

Wednesday, June 3, 2020	www.virtualshareholdermeeting.com/ECOL2020

8:00 a.m. Mountain Daylight Time

To the Stockholders of US Ecology, Inc:

Due to the ongoing public-health crisis caused by the coronavirus (COVID-19) pandemic, the Company has determined to change the format and location of the Annual Meeting of Stockholders (the “Annual Meeting”) of US Ecology, Inc. (the “Company”) from in-person to virtual-only, as noted as a possibility in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 20, 2020 (the “Proxy Statement”).

As previously announced, the Annual Meeting will be held on Wednesday, June 3, 2020 at 8:00 a.m. Mountain Daylight Time. However, in light of public health concerns regarding the coronavirus (COVID-19) pandemic and to protect the well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/ECOL2020. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to attend and participate in the Annual Meeting if you were a stockholder at the close of business on April 6, 2020, the record date. The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Mountain Daylight Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time.

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance by one of the methods described in the proxy materials. During the Annual Meeting, the Company intends to cover those matters submitted for stockholder vote as described in the Proxy Statement. An update on the general business of the Company will not be provided at the Annual Meeting.

To attend and vote your shares during the Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/ECOL2020 using, (i) for record holders, the 16-digit control number found on your proxy card, voting instruction form or the notice you previously received, or (ii) for holders who own shares in street name through brokers, the control number issued to you by your brokerage firm. You may vote during the Annual Meeting by following the instructions available on the meeting website. If you do not have a control number, you may access the meeting as a Guest, although you will not be able to vote or ask questions during the meeting.

Stockholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/ECOL2020, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to the Annual Meeting will be answered subject to time constraints.

Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist anyone with any technical difficulties they may have accessing or hearing the virtual meeting.

The 2020 Proxy Statement and 2019 Annual Report are available on our website at investors.usecology.com.

On behalf of US Ecology, Inc.’s Board of Directors,

Wayne R. Ipsen

Vice President, General Counsel and Secretary

May 22, 2020

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